Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(818) 597-7552

Fax (805) 553-9783

February 21, 2021

SRAX, Inc.

2629 Townsgate Road #215

Westlake Village, CA 91361

We have acted as counsel to SRAX, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (File No. 333-235298) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the public offering of warrants to purchase 4,545,440 shares of Class A Common Stock (“Warrants”), all of which are to be sold by the Company pursuant to letter agreements dated February 21, 2021 (“Letter Agreements”). There are 4,545,440 shares (the “Warrant Shares”) which are issuable upon exercise of the Warrants. The Warrants are being offered and sold pursuant to the Registration Statement and the prospectus that is a part thereof (“Base Prospectus”), as supplemented by the Prospectus Supplement, dated February 21, 2021 (together the Registration Statement, Base Prospectus and the Prospectus Supplement are the “Prospectus”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

SILVESTRE LAW GROUP, P.C.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Letter Agreements, (ii) issuance of the Warrants pursuant to the terms of the Letter Agreements and (iii) receipt by the Company of the consideration for the Warrants specified in the resolutions of the Board of Directors, the Warrants, and Warrant Shares included therein, will be validly issued, fully paid, and nonassessable and the Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefore specified in the Warrants), the Warrant Shares will be duly authorized, validity issued, fully paid and nonassessable. This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Company’s Current Report on Form 8-K filed on February 22, 2021, and as amended on February 22, 2021 and February 23, 2021, and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ the Silvestre Law Group, P.C.